UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-31193

Date of Report: October 28, 2010

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	16-1583162
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Harbin Dongdazhi Street 165, Harbin, P.R. China	150001
(Address of principal executive offices)	(Zip Code)

86-451-5394-8666
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Jianhua Sun has submitted his resignation from his position as Chief Financial Officer of Eastern Environment Solutions, effective on October 28, 2010.  On October 29, 2010 the Board of Directors of Eastern Environment Solutions, Corp. appointed John W. Poling to serve as the Company’s Chief Financial Officer, effective on October 28, 2010.  On November 2, 2010 the Company and Mr. Poling signed an Executive Engagement Agreement dated as of October 28, 2010.  Information about Mr. Poling follows.

John W. Poling.  Mr. Poling has over 30 years of experience in the financial management of public and private companies, during the greater portion of which he has been engaged by companies in the waste management industry.  Currently, in addition to his engagement by Eastern Environment Solutions, Mr. Poling is affiliated with one private and two other public companies.  Since 2009 he has served as Senior Vice President for The Colmen Group, Inc., which provides consulting and financial advisory services to public and private companies, including advice regarding compliance with U.S. securities laws, investment banking and financial modelling.  Since 2006 Mr. Poling has served as Chairman of the Audit Committee and member of the Compensation Committee for US Ecology, Inc. (NASDAQ GS:  ECOL), which is engaged in hazardous and nuclear waste treatment.  Since 2003 Mr. Poling has served as Chairman of the Audit and Corporate Governance Committees and member of the Compensation Committee for Kreisler Manufacturing Corporation (Pink Sheets:  KRSL), which manufactures precision metal components and assemblies.  From 2004 to 2007 Mr. Poling was employed as CFO by The TUBE Media Corp, a media company.  From 2002 to 2004 he was a Partner in Tatum Partners, LLC, a professional services firm specializing in financial and information technology consulting.  From 1999 to 2002 Mr. Poling was employed as CFO of U.S. Plastic Lumber Corp., a NASDAQ-listed company that manufactured plastic lumber and other products from recycled plastic.  For most of the twenty years prior to that engagement, Mr. Poling was employed in financial management positions by publicly-traded participants in the waste remediation industry.  In 1973 Mr. Poling was awarded  a B.S. with a major in accounting by Rutgers University.  He is 65 years old.

The Executive Engagement Agreement between Eastern Environment Solutions and John W. Poling provides that he will serve as Vice President - Finance and Chief Financial Officer for a term of one year.  The Company will pay Mr. Poling a fee of $125 per hour of services.  The Company has also issued to Mr. Poling 5,500 shares of its common stock, which will vest on the first anniversary of his engagement by the Company if he continues to serve as CFO.

Item 9.01                Financial Statements and Exhibits

Exhibits

10-a	Executive Engagement Agreement dated October 28, 2010 between John W. Poling and Eastern Environment Solutions, Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.
Dated: November 3, 2010	By:/s/ Feng Yan
Feng Yan, Chief Executive Officer